Exhibit 23.1

770 East Warm Springs Road, Suite 225, Las Vegas, Nevada, NV 89119

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 20, 2024, which includes an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern, relating to the audited consolidated financial statements of Zion Oil and Gas Inc (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the years ended December 31, 2023 and 2022.

/s/ RBSM LLP

RBSM LLP

Las Vegas, NV

June 20, 2024